UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 29, 2014

HIGHPOWER INTERNATIONAL, INC.

_____________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 29, 2014, Highpower International, Inc. (the "Company") held its 2014 Annual Meeting of Stockholders (the "Annual Meeting"). For more information about the proposals, see the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on October 16, 2014 (the "Proxy Statement"), the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, stockholders representing 12,326,515 shares, or 81.89%, of the 15,052,158 shares of common stock outstanding on the record date of October 2, 2014 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting. The final voting results on each of the matters submitted to a vote of stockholders were as follows:

Proposal No. 1. Election of Directors. The Company's stockholders elected, by a plurality of the shares present in person or represented by proxy at the Annual Meeting, each of the five director nominees to the board of directors, to serve until our 2015 annual meeting of stockholders or until his respective successor has been elected, as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-votes

Dan Yu Pan	7,671,688	312,990	4,341,837
Wen Liang Li	7,672,188	312,490	4,341,837
T. Joseph Fisher, III	7,956,155	28,523	4,341,837
Xinhai Li	7,954,155	30,523	4,341,837
Ping Li	7,953,155	31,523	4,341,837

Proposal No. 2. Ratification of Appointment of Independent Auditors. The ratification of the appointment of Marcum Bernstein & Pinchuk LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014, was approved by at least a majority vote of stockholders as follows:

For	Against	Abstain	Broker Non-votes

11,882,625	303,802	140,088	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2014	Highpower International, Inc.

	/s/	Henry Sun
	By:	Henry Sun
	Its:	Chief Financial Officer

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